                                                                   EXHIBIT 10.19

                            STOCKHOLDERS' AGREEMENT

     This STOCKHOLDERS' AGREEMENT (this "Agreement") is made and entered into, as of December 6, 1996 by and among Walter Villaume ("Villaume"), Todd A. Rodriguez ("Rodriguez" and, together with Villaume, the "Stockholders"), T.A.R. Preferred Mortgage Corporation, a California corporation (the "Company") and Merrill Lynch Mortgage Capital Inc., a Delaware corporation ("MLMCI"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("MLPF&S" and, together with MLMCI, the "Optionholders"), with reference to the following:

     WHEREAS, as of the date hereof, the Company has issued to the Optionholders warrants (the "Warrants") to purchase in the aggregate up to two percent (2%) of the fully-diluted shares of Common Stock, $0.1 par value (the "Common Stock"), of the Company;

     WHEREAS, the Stockholders own all of the issued and outstanding shares of the Company;

     WHEREAS, in connection with the issuance of the Warrants, the Company, the Stockholders and the Optionholders desire to set forth the respective rights and obligations of the parties in the event of a "Sale of the Business" (as defined in Section 1 hereof) or other events resulting in a transfer of shares of Common Stock of the Company.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

     Section 1. Definitions. For purposes of this Agreement, the following terms
                -----------
shall have the following meanings:

     "Affiliate" of any Person means (i) any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person; or (ii) any executive officer, director or partner of such Person, and the term "control" shall include the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by conduct or otherwise.

     "Affiliated Purchaser" means any of the Company, an Affiliate of the Company, any Person who acquires rights under a Plan, a Stockholder Affiliate or a Stockholder Representative.

     "Acquired Shares" means, on any particular date, the number of shares issued by the Company to the Optionholders as a result of the Optionholders' exercise of the Warrants, and any shares issued with respect thereto as a result of a stock split, stock dividend, reorganization or similar corporate event.
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     "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any adopted children of either of the Stockholders.

     "IPO" means the first closing of the initial public offering of the Common Stock of the Company effected pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (other than a registration statement relating either (i) to the sale of securities to officers, directors, employees or bona fide consultants of the Company, or any of its parents or subsidiaries, pursuant to a Plan, or (ii) to a reclassification, merger, or other transaction of the type referred to in Rule 145(a) of the rules and regulations of the Commission under the Securities Act of 1933).

     "Stockholder Affiliate" means (i) during the life of either Stockholder, any entity in which the Stockholder owns 50% or more of the outstanding voting securities, any member of Stockholder's Immediate Family or a trust established for the benefit of his Immediate Family and (ii) following the death of the Stockholder, any Person or group of Persons acting in concert, who beneficially own or control more than 50 % of the outstanding shares of Common Stock of the Company and which Person or Persons have not acquired such shares as a result of a Sale of the Business.

     "Stockholder Representative" means (i) in the event of the physical or mental incapacity of the Stockholder, his duly appointed administrator, representative or attorney-in-fact, or (ii) in the event of the death of the Stockholder, any Person or group of Persons acting in concert, who beneficially own or control more than 50% of the outstanding shares of Common Stock of the Company and which Person or Persons have not acquired such shares as a result of a Sale of the Business.

     "or" includes "and/or."

     "Person" means any individual, person, entity, company, corporation, partnership, trust, joint venture or association.

     "Plan" means and refers to any plan adopted by the Company providing for the grant of option, stock purchase or other derivative rights to employees, officers, directors, consultants and representatives of the Company.

     "Sale of the Business" means any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise) which results in the sale or transfer of all or substantially all of the assets or greater than 50 % of the outstanding shares of Common Stock of the Company to a Person who is not an Affiliated Purchaser.

     "Transfer" has the meaning ascribed to such term in Section 3 hereof.

     Section 2. Term. This Agreement shall be effective as of the date first set
                ----
forth above and shall terminate on the earlier to occur of (i) December 6, 2011 and (ii) an IPO.

     Section 3. Additional Restrictions on Transfer of Shares. During the term
                ---------------------------------------------
of this Section 3, the Optionholders shall not sell, assign, pledge, hypothecate, or in any manner transfer the Warrants or any Acquired Shares, or any right or interest in the Warrants or the Acquired Shares, with or without consideration, to any Person (each such action is referred to herein as a "Transfer") except as permitted by this Agreement. The Warrants and all stock certificates representing the Acquired Shares shall bear the following legend:

          THE WARRANT AND THE WARRANT SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND PURCHASE RIGHTS SET FORTH IN A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 6, 1996. A COPY OF SUCH AGREEMENT IS MAINTAINED ON FILE IN THE PRINCIPAL OFFICE OF THE COMPANY IN THE STATE OF CALIFORNIA.

     Any Transfer of the Warrants or the Acquired Shares not made in accordance with this Agreement shall be null and void, and the Company shall not cause or permit the Transfer of the Warrants or any such Acquired Shares to be made on this books unless the Transfer is permitted by this Agreement and has been made in accordance with the terms hereof, and each transferee of the Warrants or any such Acquired Shares has executed an agreement, in form and substance satisfactory to the Stockholders, to be bound by and subject to the terms and conditions of this Agreement.

     Section 4. Right of First Refusal
                ----------------------

     (a) If at any time either Optionholder wishes to effect a Transfer of any or all of its Warrant or its Acquired Shares to any other Person (other than a Transfer permitted under any of Sections 5 and 6 of this Agreement), such Optionholder shall offer to sell (and sell if such offer is accepted) such Warrant and/or such Acquired Shares, as applicable, to each of the Stockholders and the Company in accordance with the procedures hereinafter described in this
Section 4 (the "First Offer Procedures").

     (b) Each offer pursuant to this Section 4 shall initially be made by the delivery to the Stockholders and the Company of a written notice (the "First Offer Notice") which (i) shall make reference to this Section 4; (ii) shall name the Person or Persons with whom the proposed transaction is to be effected; and
(iii) shall enclose a copy of the agreement or other writing under which the proposed transaction is expected to occur or shall state the price, closing date, and other significant terms and conditions (in reasonable detail) of the proposed transaction (collectively, the "Offer Terms"). The First Offer Notice shall serve as an offer to sell the portion of the Warrant and/or the number of shares set forth in the First Offer Notice on the terms set forth herein, other than the price which, for purposes of the First Offer Procedures, shall equal (the "Acceptance Price") the price set forth in the First Offer Notice (or, if the consideration to be paid includes property other than cash, the "price" set forth in the First Offer Notice shall be deemed to be the fair market value of such property, as determined by the Board of Directors of the Company in the exercise of its good faith discretion). The offer, as set forth in the First Offer Notice, is hereinafter referred to as the "First Offer." The First Offer shall be irrevocable for three business days after delivery of the First Offer Notice (the "Offer Period"). The Stockholders or the Company (or both) may accept, in whole or in part, the First Offer, but only on the same terms as those stated in the First Offer Notice. Such acceptance shall be made in the manner described in Section 4(c) hereof.

     (c) If the Stockholders or the Company elect to purchase any of such Warrant or such Acquired Shares, he or it shall, within the applicable Offer Period, notify such Optionholder in writing of the acceptance of such offer and, if either or both of the Stockholders elect to purchase any Acquired Shares, he shall concurrently deliver a copy of his notice of acceptance to the Company. The Company's and any Stockholder's election to purchase under this Section 4(c) is an irrevocable commitment to purchase. If the total number of Acquired Shares subscribed for by the Company and the Stockholder exceeds the number of Acquired Shares offered in the First Offer Notice, unless the Company and the Stockholders otherwise agree, the Stockholders' acceptance shall have priority over the Company, and the number of Acquired Shares purchasable by the Company shall be ratably reduced. The Company and the Stockholders, to the extent that they elect to purchase any of the Acquired Shares offered are collectively referred to below in this Section 4 as the "Section 4 Purchasers." Promptly following receipt of the Stockholders' notice of acceptance, or concurrently with its delivery of its notice of acceptance, whichever shall first occur, the Company shall advise the applicable Optionholder in writing of the closing date (the "Scheduled Closing Date") in respect of such sale (which shall not be more than 30 days following delivery of the First Offer Notice to the Section 4 Purchasers). On the Scheduled Closing Date, the Acceptance Price in respect of all Shares to be purchased by the Section 4 Purchasers shall be paid in full to the applicable Optionholder by the respective Section 4 Purchasers, against delivery of a certificate or certificates representing the portion of the Warrant or the Shares purchased in proper form for Transfer. In connection with such closing, such Optionholder shall warrant to the Section 4 Purchasers good and marketable title to the purchased Warrant or Acquired Shares, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever (other than the restrictions set forth in this Agreement).

     (d) If the Section 4 Purchasers do not accept the First Offer prior to the expiration of the Offer Period, the First Offer shall terminate, and the applicable Optionholder shall be free to Transfer its Warrant or its Acquired Shares described in the First Offer Notice in the manner and in the time period disclosed in the First Offer and in accordance with the remaining terms of this Agreement (including, without limitation, the requirements set forth in Section 3 that the certificates be legended and that the transferee execute such documents as the Company may require). If the transaction has not been so effected within 90 days following termination of the
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Offer Period, such Acquired Shares shall again be subject to all of the provisions of this Agreement.

     Section 5. Tag-Along Rights.
                ----------------

     (a) If, within any 90 day period, the Stockholders or a Stockholder Affiliate propose to effect one or a series of related Transfers (other than an IPO) of any of the shares of Common Stock owned by him or it (the "Stockholder Stock") to any Person which is not an Affiliated Purchaser such that, immediately following such Transfers, the Stockholders and the Stockholder Affiliates beneficially own or control, in the aggregate, less than 50% of all issued and outstanding shares of Common Stock, then the Stockholders shall give written notice (the "Tag-Along Notice") to the Optionholders at least 30 days prior to the first scheduled closing of all such Transfers (or as soon as practicable thereafter). The Tag-Along Notice shall describe in reasonable detail each of the proposed Transfers including, without limitation, the name of, and the number of shares of Common Stock of the Company proposed to be purchased by, each transferee (the "Tag-Along Transferee"), the purchase price of all shares of Common Stock of the Company proposed to be sold in each Transfer, any other significant terms of such sales and the date such proposed sales will be consummated.

     (b) Each Optionholder shall have the right, exercisable upon irrevocable written notice to the Stockholders within four business days after receipt of the Tag-Along Notice, to participate in all, but not less than all, such sales of Stockholder Stock on the same terms and conditions as set forth in the Tag-Along Notice and to sell all or any portion of the number of Acquired Shares (including Acquired Shares purchased upon exercise of its Warrant after the receipt of the Tag-Along Notice) owned by such Optionholder as determined in accordance with the calculation set forth below. Each Optionholder shall indicate in the notice of election to the Stockholders the maximum number of Acquired Shares such Optionholder desires to sell in each such sale. Each Optionholder understands that such Optionholder shall be entitled to sell only a "pro rata portion" of the Acquired Shares in each sale. For purposes of this
Section 5Co), "pro rata portion" shall mean the number of Acquired Shares determined by multiplying (i) the total number of Acquired Shares owned by such Optionholder by (ii) a fraction, the numerator of which is the number of shares of Common Stock the Tag-Along Transferee proposes to purchase and the denominator of which is the total number of issued and outstanding shares of Common Stock of the Company owned by the proposed transferors (including such Optionholder), in each case measured as of the date of the notice described in the last sentence of this Section 5(b). In the event the total number of shares to be purchased by any Tag-Along Transferee is reduced for any reason, the "pro rata portion" of Acquired Shares to be sold by each Optionholder shall be recalculated in accordance with the foregoing sentence. In the event the Tag-Along Transferee increases the number of shares it is willing to purchase, if either Optionholder has previously exercised its Tag-Along rights under this
Section 5 with respect to the Transfer to such Tag-Along Transferee, such Optionholder shall also be permitted to sell an "excess pro rata portion" of Acquired Shares. For purposes of this Agreement, "excess pro rata portion" shall mean the number of Acquired Shares determined by multiplying (i) the total number of Acquired Shares owned by such Optionholder by (ii) a fraction, the numerator of which is the additional number of shares of Common Stock of the Company the Tag-Along Transferee is willing to purchase and the denominator of which is the total number of outstanding shares of Common Stock of the Company owned by the proposed transferors (including such Optionholder). Not later than 3 days prior to the date scheduled for such sale, the Company shall provide notice (the "Pro Rata Notice") to the Optionholders of the "pro rata portion" and "excess pro rata portion" of Acquired Shares to be sold by each such Optionholder in such sale. For purposes of this Section 5, the "Acquired Shares" shall include all shares purchased by an Optionholder before the date of the Pro Rata Notice.

     (c) Each Optionholder shall effect its participation in the sale by delivering to the Stockholders (or such other Person as may be designated by the Stockholders) on the date scheduled for such sale, one or more certificates, in proper form for Transfer, which represent the number of Acquired Shares which such Optionholder is entitled to sell in accordance with this Section 5. Such stock certificate or certificates that the applicable Optionholder delivers to the Stockholders shall be delivered on such date to such transferee in consummation of the sale of the Acquired Shares pursuant to the terms and conditions specified in the Tag-Along Notice, and the Stockholders shall, or shall cause the Tag-Along Transferee to, concurrently therewith remit to such Optionholder that portion of the sale proceeds to which such Optionholder is entitled by reason of its participation in such sale, based on the pro rata portion of Acquired Shares delivered by such Optionholder to the Stockholders. As a condition to an Optionholder's exercise of its Tag-Along Rights under this
Section 5, such Optionholder shall execute an agreement, in form and substance acceptable to each Stockholder, to be bound by and subject to the same representations, warranties, covenants and indemnities (solely in respect of the Acquired Shares being transferred) of any agreements executed by the Company, the Stockholders or any Stockholder Affiliates in connection with the sale of the Stockholder Stock to the Tag-Along Transferee.

     Section 6. Grant to the Stockholders of Voting Rights; Come Along Right.
                ------------------------------------------------------------
Each time the shareholders of the Company meet, or act by written consent in lieu of meeting, for the purpose of approving a Sale of the Business or IPO, each Optionholder agrees to vote all of its Acquired Shares as directed by the Stockholders. In order to effect the foregoing covenant, each Optionholder hereby grants to the Stockholders with respect to all of such Optionholder's Acquired Shares an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any shareholder vote or action by written consent to effect the Sale of the Business or IPO.

     In furtherance of each Optionholder's covenants set forth in this Section 6, each such Optionholder hereby agrees to cooperate fully with the Stockholders and the Company in any transaction involving a Sale of the Company or an IPO, to execute and deliver all documents and instruments as the Stockholders, the Company and, in the case of a Sale of the Company, the purchaser or, in the case of an IPO, the underwriter, reasonably request to effect such transactions; provided, however, that in no event shall either Optionholder be required to make any representations, warranties, covenants or indemnities other than in respect of title to the Acquired Shares and provided, further, that in no event shall either Optionholder be required to execute any agreements or instruments other than with respect to such representations, warrants, covenants or indemnities in respect of title to the Acquired Shares. In connection with a Sale of the Business, the Stockholders may require each Optionholder to sell, or cause to be sold, the same proportionate number of the shares of Common Stock owned by such Optionholder as are proposed to be sold or Transferred by the Stockholders for the same consideration per share (determined in each case on the basis of the number of Acquired Shares owned by such Optionholder and the total number of shares of Common Stock to be sold by all shareholders of the Company) and otherwise on the same terms and conditions obtained by the Stockholders in the Sale of the Company (other than (i) those terms and conditions which are offered to the Stockholders due to their status as key employees and founders of the Company such as employment agreements, and noncompetition and nonsolicitation covenants, and (ii) agreements relating to the Stockholders' personal assets (including those personal assets which have been leased to, or licensed for use by, the Company); but including those terms and conditions which relate to their shares of Common Stock of the Company, such as indemnification obligations in respect of title to such Acquired Shares. On the closing date of the sale of an Optionholder's Acquired Shares under this Section 6, the consideration due such Optionholder shall be paid in full to such Optionholder against deliver of a certificate or certificates, as the case may be, representing the shares of Common Stock sold by such Optionholder in proper form for transfer; provided, that if such Optionholder fails to deliver the certificate or certificates to the Stockholders or the purchaser in the Sale of the Company in proper form for transfer on the date scheduled for closing, the Stockholders may deposit or cause to be deposited the consideration due such Optionholder with a third party selected by the Stockholders with instructions to release such consideration only upon such Optionholder's satisfaction of the conditions set forth in this
Section 6, and the Company shall record the transfer of the certificate or certificates on the Company's stock transfer ledger and deem such certificate or certificates cancelled.

     Section 7. Benefits Only to Parties. Nothing expressed by or mentioned in
                ------------------------
this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective successors or permitted assigns (including any transferees of the Warrants) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and for the benefit of no other Person.

     Section 8. Agreement Controlling. In the event of any conflict or
                ---------------------
inconsistency between the terms of this Agreement and any other agreement or understanding between the parties hereto with respect to the subject matter hereof, the terms of this Agreement shall control, except as expressly set forth herein. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior arrangements or understandings (whether written or oral) with respect thereto.

     Section 9. Captions. The Article and Section captions used herein are for
                --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 10. Counterparts. For the convenience of the parties, any number of
                 ------------
counterparts of this Agreement may be executed by the parties hereto and each such counterpart shall be deemed to be an original instrument.

     Section 11. Notices. All notices, consents, requests, instructions,
                 -------
approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return receipt requested and postage prepaid addressed as follows:

     If to the Company, to:

          T.A.R. Preferred Mortgage Corporation
          19782 MacArthur Blvd.
          Suite 250
          Irvine, CA 92715
          Attention: Walter Villaume
          Tel.: (714) 474-0700
          Fax: (714) 660-3872

     if to MLMCI, to:

          Merrill Lynch Mortgage Capital Inc.
          World Financial Center
          North Tower
          New York, NY 10281
          Attention: Mr. C.J. DeSantis
          Fax: (212) 449-9015

if to MLPF&S, to:

          Merrill Lynch, Pierce, Fenner & Smith Incorporated
          World Financial Center
          North Tower
          New York, NY 10281
          Attention: Mr. C.J. DeSantis
          Fax: (212) 449-9015
if to Rodriguez, to:

          T.A.R. Preferred Mortgage Corporation
          19782 MacArthur Blvd.
          Suite 250
          Irvine, CA 92715
          Attention: Todd A. Rodriguez
          Tel.: (714) 474-0700, ext. 101
          Fax: (714) 660-3872

if to Villaume, to:

          T.A.R. Preferred Mortgage Corporation
          19782 MacArthur Blvd.
          Suite 250
          Irvine, CA 92715
          Attention: Walter Villaume
          Tel.: (714) 474-0700, ext. 102
          Fax: (714) 660-3872

or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mall, as of the date so received.

     Section 12. Successors and Assigns. This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the Company, MLMCI, MLPF&S the Stockholders and their respective heirs, devisees, legal representatives, successors, permitted assigns and other permitted transferees.

     Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

     Section 14. Amendments; Waivers. No provision of this Agreement may be
                 -------------------
amended, modified or waived without approval of all of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

                    Merrill Lynch Mortgage Capital Inc.,
                    a Delaware corporation


                    By:__________________________________
                    Its: Authorized Signatory

                    Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated,
                    a Delaware corporation


                    By:__________________________________
                    Its: Authorized Signatory


                    T.A.R. Preferred Mortgage Corporation,
                    a California corporation


                    By:__________________________________
                    Its: Authorized Signatory



                    Rodriguez



                    ______________________________________

                    Villaume


                    ______________________________________